Conformed Version

Exhibit 10.17

DATED 14 SEPTEMBER 2004

WYNN RESORTS (MACAU) S.A.

as Company

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Project Facility Agent

and

THE PROJECT FACILITY LENDERS

referred to herein

PROJECT FACILITY AGREEMENT

THIS AGREEMENT is made on the 14th day of September 2004

BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(2)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED (the “Project Facility Agent”); and

(3)	THE PROJECT FACILITY LENDERS (as defined below).

WHEREAS:

The Project Facility Lenders have agreed to make certain loan facilities available to the Company in connection with the Projects upon the terms and subject to the conditions set out in this Agreement and the Common Terms Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise defined herein, all terms defined or referred to in the Common Terms Agreement shall have the same meaning herein and in addition:

“Available Commitment” means, in relation to a Project Facility Lender at any time and save as otherwise provided herein, the aggregate US dollar equivalent amount of Available Tranche A Commitment, Available Tranche B Commitment, Available Tranche C Commitment and Available Tranche D Commitment of such Project Facility Lender.

“Available Facility” means, at any time, the aggregate US dollar equivalent amount of the Available Tranche A Facility, the Available Tranche B Facility, the Available Tranche C Facility and the Available Tranche D Facility.

“Available Tranche A Commitment” means, in relation to a Project Facility Lender at any time, the amount set out opposite its name under the column entitled “Tranche A Commitment” in Schedule 1 (The Project Facility Lenders) less:

(a)	any amounts of the Available Tranche A Commitment of such Project Facility Lender cancelled pursuant to Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement;

(b)	the aggregate amount of Tranche A Advances which have been made by such Project Facility Lender at such time; and

(c)	in relation to any Advance Request, the amount of any Tranche A Advance due to be made on or before the proposed Advance Date.

“Available Tranche B Commitment” means, in relation to a Project Facility Lender at any time, the amount set out opposite its name under the column entitled “Tranche B Commitment” in Schedule 1 (The Project Facility Lenders) less:

(a)	any amounts of the Available Tranche B Commitment of such Project Facility Lender cancelled pursuant to Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement;

(b)	the aggregate amount of Tranche B Advances which have been made by such Project Facility Lender at such time; and

(c)	in relation to any Advance Request, the amount of any Tranche B Advance due to be made on or before the proposed Advance Date.

“Available Tranche C Commitment” means, in relation to a Project Facility Lender at any time, the amount set out opposite its name under the column entitled “Tranche C Commitment” in Schedule 1 (The Project Facility Lenders) less:

(a)	any amounts of the Available Tranche C Commitment of such Project Facility Lender cancelled pursuant to Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement;

(b)	the aggregate amount of Tranche C Advances which have been made by such Project Facility Lender at such time; and

(c)	in relation to any Advance Request, the amount of any Tranche C Advance due to be made on or before the proposed Advance Date.

“Available Tranche D Commitment” means, in relation to a Project Facility Lender at any time, the amount set out opposite its name under the column entitled “Tranche D Commitment” in Schedule 1 (The Project Facility Lenders) less:

(a)	any amounts of the Available Tranche D Commitment of such Project Facility Lender cancelled pursuant to Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement;

(b)	the aggregate amount of Tranche D Advances which have been made by such Project Facility Lender at such time; and

(c)	in relation to any Advance Request, the amount of any Tranche D Advance due to be made on or before the proposed Advance Date.

“Available Tranche A Facility” means, at any time, the aggregate amount of the Available Tranche A Commitments of all the Project Facility Lenders at such time.

“Available Tranche B Facility” means, at any time, the aggregate amount of the Available Tranche B Commitments of all the Project Facility Lenders at such time.

“Available Tranche C Facility” means, at any time, the aggregate amount of the Available Tranche C Commitments of all the Project Facility Lenders at such time.

“Available Tranche D Facility” means, at any time, the aggregate amount of the Available Tranche D Commitments of all the Project Facility Lenders at such time.

“Common Terms Agreement” means the common terms agreement dated 14 September 2004 and made between, among others, the Company, the financial institutions defined therein as Hotel Facility Lenders, Project Facility Lenders and Revolving Credit Facility Lenders, the Hotel Facility Agent, the Project Facility Agent, the Intercreditor Agent and the Security Agent.

“HIBOR” means, in relation to any Tranche B Advance or Tranche D Advance:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for HK dollars or for the Interest Period for that Project Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Project Facility Agent at its request quoted by the Reference Banks to leading banks in the Hong Kong interbank market, at or about 11.00 a.m. (Hong Kong time) on the Quotation Day for the offering of deposits in HK dollars for a period comparable to the Interest Period for that Project Facility Advance.

“LIBOR” means, in relation to any Tranche A Advance or Tranche C Advance:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for US dollars or for the Interest Period for that Project Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Project Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, at or about 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in US dollars and for a period comparable to the Interest Period for that Project Facility Advance.

“Majority Project Facility Lenders” means:

(a)	before any Project Facility Advances have been made, a Project Facility Lender or Project Facility Lenders whose Available Commitments amount in aggregate to more than 50% of the Available Facility (or, if all Available Commitments have been reduced to zero, amounted in aggregate to more than 50% of the Available Facility immediately prior to the reduction); and

(b)

thereafter, a Project Facility Lender or Project Facility Lenders whose US dollar equivalent participations in the Project Facility Advances then outstanding (or, where all such Project Facility Advances have been repaid, immediately prior to such repayment) amount in aggregate to more than 50% of the US dollar equivalent of all Project Facility Advances then outstanding.

“Margin” means 3.50% per annum.

“Party” means a party to this Agreement.

“Project Base Debt Facility” means the Tranche A Facility and the Tranche B Facility.

“Project Contingent Debt Facility” means the Tranche C Facility and the Tranche D Facility.

“Project Facility” means the Project Base Debt Facility and the Project Contingent Debt Facility.

“Project Facility Advance” means, as the context may require, a Tranche A Advance, a Tranche B Advance, a Tranche C Advance or a Tranche D Advance and “Project Facility Advances” shall mean each Tranche A Advance, Tranche B Advance, Tranche C Advance and Tranche D Advance or any of them.

“Project Facility Lender” means any commercial bank or financial institution which:

(a)	is named in Schedule 1 (The Project Facility Lenders); or

(b)	has become a party hereto in accordance with Clause 13 (Changes to the Parties),

and which has not ceased to be a party hereto in accordance with the terms hereof.

“Project Finance Documents” means:

(a)	this Agreement;

(b)	the Common Terms Agreement;

(c)	any other Senior Finance Document to which a Project Facility Lender is a party in its capacity as a Project Facility Lender; and

(d)	any other document designated as such by the Project Facility Agent and the Company.

“Project Finance Parties” means the Project Facility Agent and the Project Facility Lenders.

“Project Loan” means the aggregate principal amount for the time being outstanding hereunder.

“Reference Banks” means, in relation to:

(a)	LIBOR, the principal London offices of Deutsche Bank AG, Société Générale and Citibank, N.A.; and

(b)	HIBOR, the principal Hong Kong offices of Deutsche Bank AG, Société Générale and Citibank, N.A.,

or such other bank or banks designated from time to time by the Project Facility Agent provided that the consent of the Company shall be required if such designation is made prior to an occurrence of an Event of Default which is continuing.

“Screen Rate” means, in relation to:

(a)	LIBOR, the British Bankers’ Association Interest Settlement Rate for US dollars for the relevant period, displayed on the appropriate page (being currently “LIBOR01”) of the Reuters Monitor Money Rates Service screen; and

(b)	HIBOR, the rate designated as “FIXING@11:00” (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, to four decimal places) of the displayed rates for the relevant period) appearing under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)” on the Reuters Screen HIBOR1=R Page.

If the agreed page is replaced or service ceases to be available, the Project Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Project Facility Lenders.

“Tranche A Advance” means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Project Facility Lenders under the Tranche A Facility.

“Tranche A Facility” means the US dollar term loan facility granted to the Company under Clause 3.1.1 (Grant of Project Base Debt Facilities).

“Tranche B Advance” means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Project Facility Lenders under the Tranche B Facility.

“Tranche B Facility” means the HK dollar term loan facility granted to the Company under Clause 3.1.2 (Grant of Project Base Debt Facilities).

“Tranche C Advance” means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Project Facility Lenders under the Tranche C Facility.

“Tranche C Facility” means the US dollar term loan facility granted to the Company under Clause 3.2.1 (Grant of Project Contingent Debt Facilities).

“Tranche D Advance” means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Project Facility Lenders under the Tranche D Facility.

“Tranche D Facility” means the HK dollar term loan facility granted to the Company under Clause 3.2.2 (Grant of Project Contingent Debt Facilities).

1.2	Interpretation

In this Agreement:

1.2.1	the principles of construction contained in Clause 1.2 (Principles of Construction) of the Common Terms Agreement and the rules of interpretation contained in Clause 1.3 (Rules of Interpretation) of the Common Terms Agreement shall apply to the construction and interpretation of this Agreement;

1.2.2	any reference to the “Project Facility Agent” or “Project Facility Lender” shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees in accordance with their respective interests; and

1.2.3	references in this Agreement to any Clause or Schedule shall be to a clause or schedule contained in this Agreement.

1.3	Third Party Rights

1.3.1	The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-Recourse Liability) but only for the benefit of the Operatives and subject always to the terms of Clause 17 (Governing Law) and Clause 18 (Jurisdiction).

1.3.2	Except as provided in sub-clause 1.3.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.3.3	Save as provided by the Common Terms Agreement, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.4	Non-recourse Liability

Notwithstanding any provision in the Senior Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Project Finance Parties for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr Wong Chi Seng, his liability shall be limited to his shares in the Company.

2.	COMMON TERMS AGREEMENT

This Agreement and the rights and obligations of the parties hereto shall be subject to the terms and conditions of the Common Terms Agreement which shall be deemed to be incorporated into this Agreement. In the case of any conflict between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of this Agreement shall prevail.

3.	THE PROJECT FACILITY

3.1	Grant of the Project Base Debt Facilities

3.1.1	Tranche A Facility

The Project Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a US dollar term loan facility in an aggregate amount of USD138,999,595.

3.1.2	Tranche B Facility

The Project Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a HK dollar term loan facility in an aggregate amount of HKD339,652,357.

3.2	Grant of the Project Contingent Debt Facilities

3.2.1	Tranche C Facility

The Project Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a US dollar term loan facility in an aggregate amount of USD11,846,559.

3.2.2	Tranche D Facility

The Project Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a HK dollar term loan facility in an aggregate amount of HKD28,947,643.

4.	PURPOSE

4.1	Purpose

The Company shall apply all amounts borrowed by it under the Project Facility to finance Project Costs incurred or to be incurred in connection with the Projects.

5.	CONDITIONS PRECEDENT

The provisions of Clause 2 (Conditions Precedent) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

6.	AVAILABILITY OF THE PROJECT FACILITY

6.1	Drawdown of Advances

The provisions of Clause 3 (Drawdown of Advances) and Clause 4.1 (Project Facility Availability Period) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

6.2	Each Project Facility Lender’s Participation

6.2.1	Each Project Facility Lender will participate through its Facility Office in each Tranche A Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche A Commitment to the Available Tranche A Facility immediately prior to the making of that Tranche A Advance.

6.2.2	Each Project Facility Lender will participate through its Facility Office in each Tranche B Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility immediately prior to the making of that Tranche B Advance.

6.2.3	Each Project Facility Lender will participate through its Facility Office in each Tranche C Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche C Commitment to the Available Tranche C Facility immediately prior to the making of that Tranche C Advance.

6.2.4	Each Project Facility Lender will participate through its Facility Office in each Tranche D Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche D Commitment to the Available Tranche D Facility immediately prior to the making of that Tranche D Advance.

6.3	Reduction of Available Commitment

If a Project Lender’s Available Tranche A Commitment or, as the case may be, Available Tranche B Commitment, Available Tranche C Commitment or Available Tranche D Commitment is reduced in accordance with the terms hereof or the Common Terms Agreement after the Intercreditor Agent or the Project Facility Agent has received an Advance Request for a Tranche A Advance or, as the case may be, a Tranche B Advance, a Tranche C Advance or a Tranche D Advance and such reduction was not taken into account in the Available Tranche A Facility or, as the case may be, the Available Tranche B Facility, the Available Tranche C Facility or the Available Tranche D Facility, then the amount of that Tranche A Advance or, as the case may be, Tranche B Advance, Tranche C Advance or Tranche D Advance shall be reduced accordingly.

7.	REPAYMENT

7.1	Repayment

Subject to Clause 7.2 (Final Maturity), the Company shall repay the Project Loans in quarterly instalments by repaying on each Repayment Date amounts equal to the percentage set out next to the relevant Repayment Date in Schedule 2 (Repayment Schedule) of the aggregate US dollar denominated Project Facility Advances and the aggregate HK dollar denominated Project Facility Advances outstanding as at the end of the last day of the Project Facility Availability Period.

7.2	Final maturity

The Company shall repay on the Final Repayment Date all amounts outstanding or due and payable under the Project Facility on that day.

7.3	No re-borrowing

The Company may not re-borrow any part of the Project Facility which is repaid.

8.	PREPAYMENT AND CANCELLATION

All prepayments of Project Facility Advances and cancellation of Available Commitments shall be made in accordance with Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement.

9.	INTEREST

9.1	Calculation of Interest

The rate of interest on each Project Facility Advance for each Interest Period is the percentage rate per annum which is the aggregate of:

9.1.1	the Margin; and

9.1.2	LIBOR (in the case of a Tranche A Advance or a Tranche C Advance) or HIBOR (in the case of a Tranche B Advance or a Tranche D Advance).

9.2	Payment of interest

Accrued interest on each Project Facility Advance is payable by the Company on the last day of each Interest Period relating to that Project Facility Advance.

9.3	Default Interest

Default interest shall be calculated and paid in accordance with Clause 9.4 (Default Interest) of the Common Terms Agreement.

10.	INTEREST PERIODS

The duration of each Interest Period shall be determined in accordance with Clause 9.3 (Interest Periods) of the Common Terms Agreement.

11.	NOTIFICATION

11.1	Advances

Promptly, and in any event, not less than 7 Business Days (in the case of the Initial Advance) or 4 Business Days (in the case of each subsequent Project Facility Advance), before the proposed Advance Date for each Project Facility Advance, the Project Facility Agent shall notify each Project Facility Lender of the proposed amount of the relevant Project Facility Advance and the aggregate principal amount of the relevant Project Facility Advance allocated to such Project Facility Lender pursuant to Clause 6.2 (Each Project Facility Lender’s Participation) and each Project Facility Lender shall, on such Advance Date, subject to the terms and conditions of this Agreement, make available to the Project Facility Agent for the account of the Company its said portion of such Project Facility Advance.

11.2	Interest rate determination

The Project Facility Agent shall promptly notify the Company and the Project Facility Lenders of each determination of LIBOR and HIBOR under this Agreement.

11.3	Changes to interest rates

The Project Facility Agent shall promptly notify the Company and the Project Facility Lenders of any change to any interest rate occasioned by the operation of Clause 10 (Changes to the calculation of interest) of the Common Terms Agreement.

11.4	Interest payment and repayment instalments

Without prejudice to the Company’s obligation to make any interest payment or to pay any repayment instalment on the due date, the Project Facility Agent shall provide to the Company and each Project Facility Lender (with a copy to the Intercreditor Agent) a notice setting out the relevant scheduled payment of interest and scheduled repayment of principal under this Agreement at least 15 Business Days before such amounts fall due for payment by the Company.

12.	FEES

12.1	Tranche A and Tranche C Commitment fees

The Company shall pay to the Project Facility Agent (for the account of each Project Facility Lender) in arrears a commitment fee in US dollars computed at the rate of 1.25% per annum on that Project Facility Lender’s Available Tranche A Commitment and Available Tranche C Commitment for the Project Facility Availability Period.

12.2	Tranche B and Tranche D Commitment fees

The Company shall pay to the Project Facility Agent (for the account of each Project Facility Lender) in arrears a commitment fee in HK dollars computed at the rate of 1.25% per annum on that Project Facility Lender’s Available Tranche B Commitment and Available Tranche D Commitment for the Project Facility Availability Period.

12.3	Payment

The accrued commitment fees are payable on the last day of each successive period of three months which ends during the Project Facility Availability Period, on the last day of the Project Facility Availability Period and, in relation to any of the Tranche A Facility, the Tranche B Facility, the Tranche C Facility or the Tranche D Facility which is fully drawn or cancelled (in full or part), on the date it is fully drawn or the cancellation is effective (and, where the cancellation is as to only part of the Tranche A Available Commitment, the Tranche B Available Commitment, the Tranche C Available Commitment or the Tranche D Available Commitment, payment shall be made as of that date in respect of the commitment fee accrued in relation to that part).

13.	CHANGES TO THE PARTIES

13.1	Transfers by the Project Facility Agent

The Project Facility Agent may resign in accordance with the Common Terms Agreement and may assign and transfer all of its rights and obligations under the Project Finance Documents to a replacement Project Facility Agent appointed in accordance with the terms of the Common Terms Agreement.

13.2	Transfers by the Company

The Company may not assign, transfer, novate or dispose of any of its rights or obligations under the Project Finance Documents.

13.3	Transfers by the Project Facility Lenders

A Project Facility Lender may assign, transfer or novate any of its rights and/or obligations under the Project Finance Documents in accordance with Clause 21.4 (Assignment and Transfer by Lenders), Clause 21.5 (Assignments by Lenders) and Clause 21.6 (Transfers by Lenders) of the Common Terms Agreement.

13.4	Assignment and Transfer Fees

On the date upon which an assignment takes effect pursuant to Clause 21.5 (Assignments by Lenders) of the Common Terms Agreement or a transfer takes effect pursuant to Clause 21.6 (Transfers by Lenders) of the Common Terms Agreements, the relevant assignee or Transferee shall pay to the Intercreditor Agent for its own account a fee in accordance with Clause 21.7 of the Common Terms Agreement.

14.	PAYMENTS

14.1	Payments

14.1.1	All payments under this Agreement shall be made in accordance with Clause 26 (Payment Mechanics) of the Common Terms Agreement.

14.1.2	Subject to Clause 26 (Payment Mechanics) of the Common Terms Agreement, on each date on which this Agreement requires an amount to be paid by the Company or a Project Facility Lender, the Company or, as the case may be, such Project Facility Lender shall make the same available to the Project Facility Agent for value on such due date and at such time and in such funds and to such account with such bank as the Project Facility Agent shall specify from time to time.

14.2	Partial Payments

14.2.1	If the Project Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company to the Project Facility Lenders under the Project Finance Documents, the Project Facility Agent shall apply that payment towards the obligations of the Company under the Project Finance Documents in the following order:

(a)	first, in or towards payment pro rata of all amounts paid by the Project Facility Lenders under Clause 23.5 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(b)	secondly, in or towards payment pro rata of all amounts paid by the Project Facility Lenders under Clause 15.3 (Indemnity to Project Facility Agent) but which have not been reimbursed by the Company;

(c)	thirdly, in or towards payment pro rata of all costs and expenses incurred by the Project Facility Lenders which the Company is obliged to reimburse;

(d)	fourthly, in or towards payment pro rata of all accrued but unpaid fees and commissions due to the Project Facility Lenders under the Project Finance Documents;

(e)	fifthly, in or towards payment pro rata of all accrued but unpaid interest (including default interest) due to the Project Facility Lenders under the Project Finance Documents;

(f)	sixthly, in or towards payment pro rata of any principal due to the Project Facility Lenders under the Project Finance Documents but unpaid; and

(g)	seventhly, in or towards payment pro rata of any other sum due to the Project Facility Lenders under the Project Finance Documents but unpaid.

14.2.2	The Project Facility Agent shall, if so directed by the Majority Project Facility Lenders, vary the order set out in sub-clause 14.2.1 above.

14.2.3	Sub-clause 14.2.1 above will override any appropriation made by the Company.

15.	DECISION MAKING AMONGST PROJECT FACILITY LENDERS

15.1	Decisions

Save as otherwise set out herein and subject to the Common Terms Agreement, the required Senior Secured Creditors for the purpose of any decision within the scope of Clause 34.2 (Amendment and waiver of Facility Agreements) of the Common Terms Agreement) relating to this Agreement shall be the Project Facility Agent acting on the instructions of the Majority Project Facility Lenders.

15.2	Failure to Give Instructions

If the Project Facility Agent gives notice to the Project Facility Lenders requesting their specific instructions on any matter referred to in Clause 15.1 (Decisions) and it specifies in such notice that the Project Facility Lenders are to give such instructions by a certain date and time specified in such notice, any Project Facility Lender which fails to respond by the date and time so specified shall have its portion of the Project Facility Advances and its Available Commitment disregarded for all purposes of determining whether instructions have been given to the Project Facility Agent by the Majority Project Facility Lenders (and, for the purposes of determining the Available Facility or the amount of all Project Facility Advances outstanding, the Available Commitments and portion of Project Facility Advances of such Project Facility Lender shall be deducted).

15.3	Indemnity to Project Facility Agent

15.3.1	Each Project Facility Lender shall, rateably in accordance with its share of the US dollar equivalent of all outstanding Project Facility Advances (or, if no Project Facility Advance has been made, in accordance with its share of the US dollar equivalent of the total undrawn Available Commitment of all the Project Facility Lenders) for the time being (or, if all such Advances have been repaid or all Available Commitments reduced to zero, immediately prior to the repayment thereof or, as the case may be, such reduction), indemnify the Project Facility Agent, within fifteen days of demand, against any cost, loss or liability incurred by the Project Facility Agent (other than by reason of the negligence or wilful misconduct of the Project Facility Agent) in acting as Project Facility Agent under any of the Finance Documents (unless the Project Facility Agent has been reimbursed by the Company pursuant to a Senior Finance Document).

15.3.2	Provided that the Company is required to reimburse or indemnify the Project Facility Agent for such cost, loss or liability in accordance with the terms of the Senior Finance Documents, the Company shall, within fifteen days of demand in writing by any Project Facility Lender, indemnify such Project Facility Lender in relation to any payment actually made by such Project Facility Lender pursuant to Clause 15.3.1 above.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

17.	GOVERNING LAW

This Agreement shall be governed by English law.

18.	JURISDICTION

18.1	Jurisdiction of English courts

18.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

18.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they will not argue to the contrary.

18.1.3	This Clause 18.1 (Jurisdiction of English Courts) is for the benefit of the Project Finance Parties only. As a result, no Project Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Senior Finance Documents, the Project Parties may take concurrent proceedings in any number of jurisdictions.

18.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Company:

18.2.1	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

18.2.2	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

SIGNATURES

The Company

WYNN RESORTS (MACAU) S.A.

By:	Matt Maddox

Address:	429 Avenida da Praia Grande, 18th Floor Praia Grande Commercial Centre Macau

Tel:	(853) 371-476

Fax:	(853) 329-966

Attention:	Chief Financial Officer

Copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South Las Vegas, Nevada 89109 USA

Tel:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The Project Facility Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	David Gore Sun Peng Lui

Address:	42nd Floor, Edinburgh Tower 15 Queen’s Road Central Hong Kong

Tel:	(852) 2166-5414/(852) 2166-5415

Fax:	(852) 2868-1874/(852) 2868-4925

Attention:	Kenny Chan/Annie Yuen Commercial Back Office - Loans

Copy to:

Société Générale Asia Limited

Address:	42nd Floor, Edinburgh Tower 15 Queen’s Road Central Hong Kong

Tel:	(852) 2166-5671/(852) 2166-5430/(852) 2166-5665

Fax:	(852) 2804-6215

Attention:	Sunny Lui/Raymond Fung/Sara Wong Risk & Agency

The Project Facility Lenders

AOZORA BANK, LTD

By:	David Gore Sun Peng Lui

Address:	3-1 Kudan-Minami 1-chome Chiyoda-ku Tokyo 102-8660 Japan

Tel:	(81) 3-5212-9412/(81) 3-3239-8038

Fax:	(81) 3-3263-9872/(81) 3-3263-7284

Attention:	Emiko Sano/Yasue Harada

BANCO NACIONAL ULTRAMARINO, S.A.

By:	Kan Cheok Kuan, Ronald João Brito Augusto

Address:	Avenida de Almeida Ribeiro No. 22 Macau

Tel:	(853) 355-188/(853) 355-828

Fax:	(853) 355-800/(853) 356-867

Attention:	Ronald Kan Cheok Kuan/Vitor Rosário/Violet Choi

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	Philip Crotty Peter Lo

Address:	55th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong

Tel:	(852) 2203-7436

Fax:	(852) 2203-7212

Attention:	Jonathan Robinson Debt Products Group

KOREA FIRST FINANCE LIMITED

By:	Chul-Wan, Park

Address:	Room 2007 Jardine House 1 Connaught Place, Central Hong Kong

Tel:	(852) 2526-5025

Fax:	(852) 2845-9001

Attention:	Pan-Young Ahn

Copy to:

Korea First Bank

Address:	100, Kongpyung-Dong Chongro-Gu Seoul Korea

Tel:	(82) 2-3702-4649/(82)-2-3702-4415

Fax:	(82) 2-3702-4865

Attention:	Dai Chang Song/Chang-Ho Lee Project Finance Team

KOREA FIRST BANK, TOKYO BRANCH

By:	Dai Chang Song

Address:	Yurakucho Denki Bldg. South 2Fl 1-7-1 Yurakucho Chiyoda-ku Tokyo 100-0006 Japan

Tel:	(81) 3-3201-6261

Fax:	(81) 3-3201-4558

Attention:	Min-Young Kim

Copy to:

Korea First Bank

Address:	100, Kongpyung-Dong Chongro-Gu Seoul Korea

Tel:	(82) 2-3702-4649/(82-2) 3702-4415

Fax:	(82) 2-3702-4865

Attention:	Dai Chang Song/Chang-Ho Lee Project Finance Team

WESTLB AG, HONG KONG BRANCH

By:	Peter Geldart K.M. Sun

Address:	36th Floor, Bank of America Tower 12 Harcourt Road Hong Kong

Tel:	(852) 2842-0214/(852) 2842-0436

Fax:	(852) 2842-0290

Attention:	William Ip/Florence Yip

Copy to:

WestLB AG, Hong Kong Branch

Address:	36th Floor, Bank of America Tower 12 Harcourt Road Hong Kong

Tel:	(852) 2842-0458/(852) 2842-0427

Fax:	(852) 2892-0298

Attention:	Jasper Wong/Björn Blüml

BANCO COMERCIAL DE MACAU, S.A.

By:	Tou Kei San Chan Sou Chao

Address:	Avenida da Praia Grande No. 572 Macau

Tel:	(853) 7910-861/(853) 7910-270

Fax:	(853) 580-967

Attention:	Sam Tou/Vilma Loi

ALLIED IRISH BANKS, P.L.C.

By:	David Gore Sun Peng Lui

Address:	St Helen’s 1 Undershaft London EC3A 8AB United Kingdom

Tel:	(44-20) 7726-8734

Fax:	(44-20) 7726-8735

Attention:	Antionette Dunleavy/David Mclntyre

BANCO ESPÍRITO SANTO DO ORIENTE, S.A.

By:	José Morgado Carlos Freire

Address:	Av. Dr. Mário Soares No. 323 Bank of China Building 28th Floor “E-F” Macau

Tel:	(853) 7965-215/(853) 7965-210

Fax:	(853) 785-228

Attention:	Sylvana Chan/Frances T.M. Lo